UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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INSMED INCORPORATED

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Insmed Incorporated

4851 Lake Brook Drive

Glen Allen, VA 23060

ANNUAL MEETING OF SHAREHOLDERS

April 8, 2005

To the Shareholders:

We cordially invite you to attend the 2005 Annual Meeting of Shareholders to be held at Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia, on Wednesday, May 11, 2005, at 9:00 a.m., Eastern Daylight Time. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to:

(i)	elect one Class II director to serve until the 2008 Annual Meeting of Shareholders;

(ii)	ratify the selection of Ernst & Young LLP as our auditors for the coming year;

(iii)	approve the amendment and restatement of our 2000 Stock Incentive Plan;

(iv)	approve an amendment to our 2000 Employee Stock Purchase Plan; and

(v)	transact such other business as may properly come before the meeting.

Please read the notice and proxy statement carefully, complete the proxy form and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

Whether or not you plan to attend the annual meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

Sincerely yours,

Geoffrey Allan, Ph.D.

President

Chairman of the Board

Chief Executive Officer

INSMED INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Insmed Incorporated will be held at Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia, on Wednesday, May 11, 2005, at 9:00 a.m., Eastern Daylight Time for the following purposes:

1.	To elect one Class II director to serve until the 2008 Annual Meeting of Shareholders;

2.	To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2005;

3.	To approve the amendment and restatement of our 2000 Stock Incentive Plan;

4.	To approve an amendment to our 2000 Employee Stock Purchase Plan; and

5.	To transact such other business as may properly come before the meeting.

Holders of record of shares of Insmed common stock at the close of business on March 11, 2005, will be entitled to vote at the meeting.

You are requested to complete, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience. If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr., Corporate Secretary

April 8, 2005

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

of

INSMED INCORPORATED

To be held May 11, 2005

Solicitation of Proxies

The Board of Directors (the “Board”) of Insmed Incorporated (“Insmed”, which may be referred to as the “Company”, “we”, “us” or “our”) is soliciting your proxy for the Annual Meeting of Shareholders to be held at Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia, on Wednesday, May 11, 2005, at 9:00a.m., Eastern Daylight Time. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about April 8, 2005.

Information about Annual Meeting

Who May Vote. Shareholders of record at the close of business on March 11, 2005 will be entitled to notice of and to vote at the Annual Meeting. As of March 11, 2005, we had 44,986,996 outstanding shares of common stock, $.01 par value per share (“Insmed Common Stock”). Each share of Insmed Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the meeting.

Quorum and Vote Required to Approve Each Item on the Proxy. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting with respect to that matter.

With respect to Proposal 1, the election of the nominee for director requires the affirmative vote of the holders of a plurality of the votes cast in the election of director. Signing and returning your proxy will constitute a vote “for” the nominee unless your proxy specifies that you are withholding authority to vote for the nominee. Any votes that are withheld and any shares held in street name for customers who are the beneficial owners of those shares that are not voted in the election of director will not be included in determining the number of votes cast. In the event that the nominee is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted “for” the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that the nominee will be unavailable.

With respect to Proposal 2, shareholder ratification of our independent auditors is not required under Virginia law, under our Articles of Incorporation, as amended, or our Amended and Restated Bylaws. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent auditors.

With respect to Proposals 3 and 4, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Revoking a Proxy. Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the meeting. If a proxy contains any specific instructions, the proxy will be voted in accordance with such instructions.

Cost of Soliciting Proxies. We will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited in person or by telephone by our employees. We have engaged Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay that firm approximately $6,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items and will indemnify Georgeson Shareholder Communications Inc. from any losses arising from that firm’s proxy soliciting services on our behalf.

Principal Executive Offices of Insmed Incorporated

The address of our principal executive offices is 4851 Lake Brook Drive, Glen Allen, Virginia 23060.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Information Relating to the Election of Director

Nominee. The Board has nominated one Class II director, Dr. Graham K. Crooke, for election at the 2005 Annual Meeting of Shareholders for the term expiring at the 2008 Annual Meeting. Below is some information on the nominee. Dr. Crooke is currently a Class II director.

Graham K. Crooke, MB.BS – age 46. Dr. Crooke has been a director of Insmed since our inception in November 1999 and of Insmed Pharmaceuticals since 1996. In April 2000, Dr. Crooke became a partner of Asset Management Company, a venture capital firm focusing on investments in early stage information technology and life sciences companies. Previously, from September 1997 through March 2000, Dr. Crooke was a partner at Ticonderoga Capital, a venture capital firm, where he focused on biotechnology and healthcare service investments. From April 1992 until September 1997, Dr. Crooke was a vice president of Dillon Read Venture Capital, a venture capital firm and predecessor to Ticonderoga. Prior to that, Dr. Crooke worked with the healthcare practice of Booz, Allen & Hamilton, Inc., a management consulting firm, was a product manager at Molecular Devices Corporation, a developer of bioanalytical measurement systems, and, from 1984 to 1986, practiced medicine at major teaching hospitals in Western Australia. He received his medical degree from the University of Western Australia and an M.B.A. from the Stanford Graduate School of Business.

Vote Required for Approval

The election of the nominee for director requires the affirmative vote of the holders of a plurality of the votes cast in the election of director. Signing and returning your proxy will constitute a vote “for” the nominee unless your proxy specifies that you are withholding authority to vote for the nominee. Any votes that are withheld and any shares held in street name for customers who are the beneficial owners of those shares that are not voted in the election of director will not be included in determining the number of votes cast. In the event that the nominee is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted “for” the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that the nominee will be unavailable.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE.

The Board of Directors

Our Articles of Incorporation, as amended, provide that our Board shall consist of not more than 12 directors, with the exact number to be prescribed by our Bylaws. Our Bylaws provide that the number of directors constituting our Board shall be designated by a resolution of the Board but shall be not less than six nor more than 10. Our Board has adopted a resolution designating six directors. The directors are divided into three classes – Class I, Class II and Class III – as nearly equal in number as possible. Each class of directors serves for three years on a staggered term basis.

The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards in the listing standards of The Nasdaq Stock Market, Inc., and our Corporate Governance Guidelines: Mr. Kenneth G. Condon, C.P.A., C.F.P., M.B.A., Dr. Steinar J. Engelsen, Dr. Melvin Sharoky, Dr. Graham K. Crooke and Dr. Randall W. Whitcomb. The Board has adopted, as part of our Corporate Governance Guidelines, categorical standards to assist it in making these independence determinations. Our Corporate Governance Guidelines are available on our website at www.insmed.com.

The Board has nominated one Class II director, Dr. Crooke, for election at the 2005 Annual Meeting of Shareholders for the term expiring at the 2008 Annual Meeting. The term of the Class III directors, Drs. Allan, Sharoky and Whitcomb, will expire at the 2006 Annual Meeting of Shareholders. The term of the Class I directors, Mr. Condon and Dr. Engelsen, will expire at the 2007 Annual Meeting of Shareholders.

The following table sets forth the nominee to be elected at the 2005 Annual Meeting of Shareholders and continuing directors and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Company, the year each nominee’s or director’s current term will expire and the current class of director of the nominee and each director:

Nominee’s or Director’s Name	Age	Position(s) with the Company	Year First Became Director and Year Current Term Will Expire	Class of Director
Nominee for Class II Director:

Graham K. Crooke, MB.BS	46	Director	1999-2005	II

Continuing Directors:
Geoffrey Allan, Ph.D. (1)	51	President, Chief Executive Officer, Chairman of the Board, Director	1999-2006	III
Melvin Sharoky, M.D. (2)(3)(4)	54	Director	2001-2006	III
Randall W. Whitcomb, M.D. (4)	50	Director	2001-2006	III
Kenneth G. Condon, C.P.A., C.F.P., M.B.A. (2)(3)	57	Director	1999-2007	I
Steinar J. Engelsen, M.D. (2)(3)	54	Director	1999-2007	I

(1)	Chairman of the Board
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of Nominations and Governance Committee

Directors Whose Terms Expire at the 2006 Annual Meeting (Class III Directors):

Geoffrey Allan, Ph.D. – age 51. Dr. Allan has served as our President, Chief Executive Officer and Chairman of the Board since our inception in November 1999. Dr. Allan has been President and a director of Insmed Pharmaceuticals Inc., our predecessor, since January 1994 and has 24 years of experience in pharmaceutical drug development. Prior to joining Insmed Pharmaceuticals, Dr. Allan served as Vice President, Drug Development at Whitby Research, Inc., a pharmaceutical company. Before his association with Whitby Research, Dr. Allan was the Head of the Cardiovascular Section at Wellcome Research Laboratories. Dr. Allan received his Ph.D. in Pharmacology from Cornell University Medical College.

Melvin Sharoky, M. D. – age 54. Dr. Sharoky has been a director of Insmed since his election on May 16, 2001. Since January 1, 2002, he has been President and CEO of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company which markets Eldepryl® for the treatment of patients with late stage Parkinson’s disease having previously served as President of Somerset Pharmaceuticals from July 1995 to June 30, 2001. From June 30, 2001 to January 1, 2002, Dr. Sharoky was retired. From July 1995 through January 1998, Dr. Sharoky was President of Watson Pharmaceuticals, Inc., a leading specialty pharmaceutical company, and from February 1993 to January 1998 he was also President and Chief Executive Officer of its wholly-owned subsidiary, Circa Pharmaceuticals, Inc., which develops, manufactures and markets solid dosage generic pharmaceutical products to wholesale distributors. Dr. Sharoky joined Circa Pharmaceuticals in July 1988 as Medical Director, served as Senior Vice President and Director of Research and Development from April 1991 to August 1992, and as Executive Vice President and Director of Research and Development from August 1992 to January 1993. Prior to this, from February 1986 to June 1988 he was Vice President and Chief Medical Officer of Pharmakinetics Laboratories, Inc. Dr. Sharoky serves on the board of directors of Andrx Corporation, a specialty pharmaceutical company. Dr. Sharoky received a B.A. in biology from the University of Maryland in Baltimore County and an M.D. from the University of Maryland School of Medicine.

Randall W. Whitcomb, M. D. – age 50. Dr. Whitcomb has been a director of Insmed since November 15, 2001. Since 2001, Dr. Whitcomb has been Chief Medical Officer at Quatrx Pharmaceuticals, Inc., a privately-held, drug development company focusing on proteins in the cell nucleus that act as receivers for key hormones that regulate certain metabolic and developmental processes in the body. From 1992 through 2000, he held various management positions with Parke-Davis Pharmaceutical Research, Inc., a division of Warner Lambert Company, finally serving as Vice President of Drug Development with particular responsibility for the development and approval of products for women’s health care and diabetes. After the merger of Warner Lambert into Pfizer, Inc., Dr. Whitcomb was Vice-President Global Project Management for Pfizer Global Research and Development. From 1987 through 1992 he was on the faculty of Massachusetts General Hospital and Harvard Medical School. He received his B.A. degree from Tabor College and his M.D. degree from the University of Kansas.

Directors Whose Terms Expire at the 2007 Annual Meeting (Class I Directors):

Kenneth G. Condon C.P.A., C.F.P., M.B.A. – age 57. Mr. Condon has been a director of Insmed since our inception in November 1999 and of Insmed Pharmaceuticals since 1997. Mr. Condon serves as Chief Financial Officer of Boston University, a position he has held from 1975 to present. He is also a Trustee of Newbury College. He was formerly Chairman of the Board of BayFunds, a $1.8 billion mutual fund family; a former director of BayBank Harvard Trust; a former member of the BankBoston Advisory Board; a former director of the BayBank Trust Board; a former director of Seragen, Inc., a biotechnology firm; a former director, Chapter Secretary, Treasurer and President of the Financial Executives Institute of Massachusetts; and Director, Treasurer of the Boston Municipal Research Bureau. Before 1975, Mr. Condon was a Senior Accountant with the CPA firm of Arthur Andersen & Co. in Boston. He received his B.A. degree in Economics and Mathematics from Tufts University, and an M.B.A. in Finance from the Wharton School of Finance, University of Pennsylvania. Mr. Condon is both a Certified Public Accountant and a Certified Financial Planner.

Steinar J. Engelsen, M.D. – age 54. Dr. Engelsen has been a director of Insmed since our inception in November 1999 and of Insmed Pharmaceuticals since 1998. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest Management AS, a venture capital firm based in Norway. From 1989 until October 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and affiliated companies. He was responsible for therapeutic research and development, most recently serving as Senior Vice President, Research and Development of Nycomed Pharma AS from January 1994 until October 1996. In addition, from January to November 2000, Dr. Engelsen was acting chief executive officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Engelsen also served as chairman of the board of directors of Centaur. Dr. Engelsen received a M.Sc. in nuclear chemistry and an M.D. from the University of Oslo, and is a Certified European Financial Analyst.

Executive Officers. The following table sets forth the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the meeting:

Name	Age	Position	Term of Office
Geoffrey Allan, Ph.D.	51	President, Chief Executive Officer, Chairman of the Board, and Director	Nov. 1999 –

Ronald D. Gunn, M.B.A., M.S.	44	Executive Vice President and Chief Operating Officer	Feb. 2004 –

Andreas Sommer, Ph.D.	63	Chief Scientific Officer	March 2004 –

Kevin P. Tully, C.G.A.	51	Principal Financial Officer, Treasurer and Controller	Jan. 2002 –

Philip J. Young	47	Chief Business Officer and Executive Vice President, Commercial Operations	April 2004 –

Executive Officers (other than those who are also Directors):

Ronald D. Gunn, M.B.A., M.S. – age 44. In February 2004, Mr. Gunn was appointed Executive Vice President and Chief Operating Officer. From June 2003 until his appointment as Executive Vice President and Chief Operating Officer, Mr. Gunn served as Executive Vice President. Since our inception in November 1999 until his election as Executive Vice President, Mr. Gunn served as our Vice President, Business Development. From January 1999 to November 1999, Mr. Gunn served as Vice President, Business Development and previously as Director of Business Development and of Clinical Operations at Insmed Pharmaceuticals. Mr. Gunn joined our predecessor in 1996 and has more than 18 years of experience in pharmaceutical drug development. Prior to joining Insmed, Mr. Gunn served as Clinical Affairs Officer with Finnish bioscience company, Leiras, Inc. Mr. Gunn received his M.S. and M.B.A. from Virginia Commonwealth University.

Andreas Sommer, Ph.D. – age 63. In March 2004, Dr. Sommer became our Chief Scientific Officer. Dr. Sommer joined Insmed in August 2000 as Principal Scientist following Insmed’s acquisition of Celtrix Pharmaceuticals, Inc. (“Celtrix”). From April 1995 to May 2000, Dr. Sommer served as Chief Executive Officer and President of Celtrix and served as a director of Celtrix from May 1994 to May 2000. Previously, Dr. Sommer served as Senior Vice President and as Vice President, Research of Celtrix following Celtrix’s merger with BioGrowth, Inc. From 1989 to 1991, Dr. Sommer served as Vice President, Research and Development of BioGrowth. He received his Ph.D. in microbiology from the University of California.

Kevin P. Tully, C.G.A. - age 51. In January 2002, Mr. Tully became our Treasurer, Controller and Principal Financial Officer. From August 2001 until his election as Treasurer, he served as Senior Director, Finance and Administration. Mr. Tully joined Insmed in March 2001 as Director of Finance and has over 30 years of experience across Europe and the Americas covering finance, marketing and manufacturing. Prior to joining Insmed, Mr. Tully served as Vice President of Finance – Europe, and Vice President, Finance and Administration – Americas for Albright and Wilson Ltd., an international chemical producer. Mr. Tully received his O.N.C. in Business and Administration from St. Helens College in England and is a Certified General Accountant.

Philip J. Young – age 47. In April 2004, Mr. Young was appointed Chief Business Officer and Executive Vice President of Commercial Operations of Insmed Incorporated. Prior to joining Insmed, Mr. Young served as President and Chief Operations Officer for AGY Therapeutics and Chief Executive Officer of GanTech International. From 1998-2000, Mr. Young was Vice President and General Manager of Neurex Pharmaceuticals, where he was responsible for developing and managing the commercial and clinical strategies for new product launches and expanding label indications. Prior to Neurex, Mr. Young was Business Director and General Manager of the Peptide Hormones Division at Pharmacia (Pfizer) where under his leadership strategies were developed which led to the successful launch of Genotropin for pediatric and adult growth hormone deficiency. Mr. Young also served for seven years at Genentech where he was the Product Manager of Growth Hormone Products.

Committees of the Board. Our Bylaws establish four standing Committees of the Board: the Executive Committee, Audit Committee, Compensation Committee, and Nominations and Governance Committee.

Executive Committee. Our Executive Committee consists of the independent directors, Mr. Condon and Drs. Engelsen, Sharoky, Crooke and Whitcomb, and the Chairman of the Board, Dr. Geoffrey Allan. Executive Committee meetings are held at least two times a year and are planned following a regularly scheduled in-person meeting of the Board. Executive sessions do not include any of our employee directors, and the Chair of the meetings rotates from meeting to meeting among the Chairmen of the Nominations and Governance Committee, the Audit Committee and the Compensation Committee.

Audit Committee. Our Audit Committee currently consists of Mr. Condon (Chairman), and Drs. Engelsen and Sharoky. During 2004, the Audit Committee held six meetings. Mr. Condon and Dr. Sharoky attended all of the meetings and Dr. Engelsen attended five of the meetings. The Audit Committee (i) recommends the selection of independent accountants and auditors, (ii) reviews the scope of the accountants’ audit and approves any non-audit services to be performed by the independent accountants and (iii) reviews annual audits and accounting practices. The Board has adopted a written charter for the Audit Committee, which is available on our website at www.insmed.com.

Insmed Common Stock is listed on the Nasdaq National Market and, as such, we are governed by the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). Rule 4350(d)(2)(A) of the NASD’s listing standards requires that our Audit Committee be comprised of at least three members, each of whom must be an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the NASD. The Board has determined that all three of our Audit Committee members, Mr. Condon and Drs. Engelsen and Sharoky, are independent directors as defined by the listing standards of the NASD.

The Board has determined that Mr. Condon is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, consolidated statement of operations and consolidated statement of cash flows, and has accounting or related financial management expertise, as such terms are interpreted by the Board.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Report, which is included in this Proxy Statement.

Compensation Committee. Our Compensation Committee currently consists of Dr. Sharoky (Chairman), Mr. Condon and Dr. Engelsen. During fiscal year ended December 31, 2004, the Compensation Committee held five meetings and Drs. Engelsen and Sharoky and Mr. Condon attended all of the meetings. The Compensation Committee reviews and makes recommendations to the Board regarding the compensation and benefits of all of our officers and reviews policy matters relating to compensation and benefits of our employees. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.insmed.com. The Board has determined that each of the members of our Compensation Committee is independent as defined in Rule 4200 (a) (15) of the Nasdaq listing standards of the NASD and our Corporate Governance Guidelines.

Nominations and Governance Committee. Our Nominations and Governance Committee currently consists of Drs. Whitcomb (Chairman) and Sharoky. During the fiscal year ended December 31, 2004, the Nominations and Governance Committee held two meetings and Drs. Whitcomb and Sharoky attended all of the meetings. The Nominations and Governance Committee (i) assists the Board by identifying and recruiting individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) recommends to the Board director nominees for each committee; (iii) oversees the governance of the Company including recommending to the Board Corporate Governance Guidelines for the Company; (iv) leads the Board in its annual review of the Board’s performance and oversees the evaluation of each of the Board’s Committees; and (v) oversees the management continuity planning process. The Board has adopted a written charter for the Nominations and Governance Committee, a copy of which is available on our website at www.insmed.com.

Corporate Governance Matters.

Meetings of the Board. The Board held seven meetings during the fiscal year ended December 31, 2004, including five regularly scheduled meetings and two unscheduled meetings. Mr. Condon and Drs. Engelsen and Sharoky attended all of the scheduled and unscheduled Board meetings held in the fiscal year ended December 31, 2004 and Drs. Crooke and Whitcomb attended all of such scheduled meetings and one of the two unscheduled Board meetings.

Director Nominating Process.

The Nominations and Governance Committee. Our Nominations and Governance Committee performs the functions of a nominating committee and will actively seek, identify and recommend to the Board individuals qualified to become Board members, consistent with criteria approved by the Board, and establish such criteria based on factors it considers appropriate such as strength of character, maturity of judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. The Nominations and Governance Committee’s Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by the Board. The Nominations and Governance Committee Guidelines also contain information concerning the responsibilities of the Nominations and Governance Committee with respect to identifying and evaluating the director candidates. The Nominations and Governance Committee Charter and the Corporate Governance Guidelines are both available on our website at www.insmed.com. All members of the Nominations and Governance Committee are independent as defined under the general independence standards of the listing standards of the NASD and our Corporate Governance Guidelines.

Director Candidate Recommendations and Nominations By Shareholders. The Nominations and Governance Committee’s Charter provides that the Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described under “Communications With the Board” below. In addition, in accordance with our Bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “Shareholders’ Proposals” below.

Nominations and Governance Committee Process For Identifying and Evaluating Director Candidates. The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Nominations and Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.

Communications With the Board. The Board has approved unanimously a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Mr. W. McIlwaine Thompson, Corporate Secretary, Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060. All letters sent to Mr. McIlwaine will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors. The Company screens mail for security purposes.

Director Attendance at Annual Meeting. Our policy is that directors attend the annual meeting of shareholders. Historically our annual meetings of shareholders have not been well attended by our shareholders. All directors attended the 2004 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Board (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of the charter at least annually. The Audit Committee approves and recommends to the Board, subject to shareholder ratification, the selection of Insmed’s independent accountants. Management is responsible for Insmed’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Insmed’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP (“E&Y”), Insmed’s independent auditors.

Management represented to the Audit Committee that Insmed’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and E&Y. The Audit Committee has not participated in the preparation of Insmed’s consolidated financial statements.

The Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by SAS 90 (Codification of Statements on Accounting Standards).

The Audit Committee has also received the written disclosures and the letter from E&Y relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with E&Y that firm’s independence from Insmed.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Insmed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 16, 2005.

At a meeting on January 28, 2004, the Audit Committee approved the engagement of the accounting firm of Keiter, Stephens, Hurst, Gary & Shreaves to assist in our compliance activities relating to Section 404 of the Sarbanes-Oxley Act of 2002, which include evaluating and documenting the effectiveness of Insmed’s internal controls over financial reporting.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by Insmed’s independent auditor in order to assure that the provision of such services does not impair the independent accountant’s independence from Insmed. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Audit Committee has designated in the Audit Committee Pre-Approval Policy specific services that have the pre-approval of the Audit Committee and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations.

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The Audit Committee recognizes the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, and Tax services, and the total amount of fees for services classified as permissible All Other services.

The Audit Committee has designated the Principal Financial Officer to monitor the performance of the services provided by the independent auditor and to determine whether such services are in compliance with the Audit Committee Pre-Approval Policy. Both the Principal Financial Officer and management will immediately report to the Chairman of the Audit Committee any breach of the Audit Committee Pre-Approval Policy that comes to the attention of the Principal Financial Officer or any member of management.

Fees Billed by Ernst & Young LLP

The following table lists fees billed by E&Y, for services rendered in fiscal years ended December 31, 2003 and 2004. The Audit Committee reviewed the aggregate fees billed by E&Y for professional services rendered for the fiscal year ended December 31, 2004, which were as follows.

	2003	2004
Audit Fees	$107,076	$135,915
Audit-Related Fees	—	$20,000
Tax Fees	$34,095	$38,355
All Other Fees	—	—

Total E&Y Fees	$141,171	$194,270

“Audit Fees” include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS). These services include the recurring audit of our consolidated financial statements, as well as audits provided in connection with statutory filings, related reserves, and review of documents filed with the Securities and Exchange Commission.

“Audit Related Fees” covers assistance on Sarbanes-Oxley 404 related matters.

“Tax Fees” primarily include fees associated with the preparation of the Company’s annual U.S. federal and state income tax returns together with tax compliance and domestic and international tax planning.

The Audit Committee has determined that the provision of services performed by E&Y during the fiscal year ended December 31, 2004 is compatible with maintaining E&Y’s independence from Insmed.

Related Party Transactions

The Audit Committee reviews all transactions required to be disclosed in Insmed’s filings with the Securities and Exchange Commission pursuant to Item 404 of Regulation S-K for potential conflict of interest situations on an ongoing basis. All such transactions must be approved by the Audit Committee. There were no such transactions during the fiscal year ended December 31, 2004.

THE AUDIT COMMITTEE

Kenneth G. Condon, C.P.A., C.F.P., M.B.A., Chairman

Steinar J. Engelsen, M.D.

Melvin Sharoky, M.D.

March 11, 2005

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent Insmed specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships among any of our directors, executive officers or nominees. The Audit Committee reviewed all transactions required to be disclosed in our filings with the Securities and Exchange Commission pursuant to Item 404 of Regulation S-K for potential conflict of interest situations. All such transactions must be approved by the Audit Committee. There were no such transactions during the fiscal year ended December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Directors, officers and beneficial owners of more than 10% of Insmed Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms and information furnished to us, we believe that during the fiscal year ended December 31, 2004 all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of Insmed Common Stock were satisfied, except that Statements of Changes in Beneficial Ownership of Securities on Form 4 for each of Drs. Crooke, Engelsen, Sharoky and Whitcomb and Mr. Condon to report the stock option grants on May 5, 2004 of 17,500 shares were filed late. In addition, it has come to our attention that Statements of Changes in Beneficial Ownership on Form 4 for each of Drs. Crooke, Engelsen, Sharoky and Whitcomb and Mr. Condon to report stock option grants on May 12, 2003 were also filed late.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Insmed Common Stock as of March 11, 2005 by all directors, nominees and executive officers named in the Summary Compensation Table contained in this Proxy Statement. The table also shows the beneficial ownership of all directors and executive officers as a group.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)	Percent of Class
Geoffrey Allan, Ph.D. (2)	1,713,259	3.7%
Kenneth G. Condon, C.P.A., C.F.P., M.B.A. (3)	521,776	1.2%
Graham K. Crooke, MB.BS (4)	894,490	2.0%
Steinar J. Engelsen, M.D. (5)	105,625	*
Ronald D. Gunn, M.B.A., M.S. (6)	303,405	*
Melvin Sharoky, M.D. (7)	389,600	*
Andreas Sommer, Ph.D. (8)	319,932	*
Kevin P. Tully, C.G.A. (9)	231,034	*
Randall W. Whitcomb, M.D. (10)	113,500	*
Philip J. Young (11)	42,179	*

All directors and executive officers as a group (10 persons) (12)	4,634,800	10.2%

*	Denotes ownership of less than 1% of the outstanding shares of Insmed Common Stock.
(1)	Except as indicated otherwise in the footnotes, shares shown as beneficially owned are those to which the individual has sole voting and investment power. Shares subject to options that are exercisable within 60 days of March 11, 2005, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, and of the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 711,795 shares issuable upon exercise of options, which options are exercisable within 60 days of March 11, 2005.
(3)	Mr. Condon, a director of Insmed, currently has the right to purchase 57,500 shares upon exercise of options. The number of shares listed opposite Mr. Condon’s name also includes 444,463 shares owned by Boston University Nominee Partnership, of which he is a partner, and 15,750 shares owned by Trustees of Boston University.
(4)	Dr. Crooke, a director of Insmed, has the right to purchase 157,500 shares upon exercise of options. The number of shares listed opposite Dr. Crooke’s name also includes 686,990 shares owned by Concord Partners III, LP (formerly Dillon Read Venture Partners III LP). Dr. Crooke has an ownership interest (but not a management interest) in Concord Associates III, LLC which is the sole general partner of Concord Partners III, LP.
(5)	Dr. Engelsen, a director of Insmed, currently has the right to purchase 57,500 shares upon exercise of options.
(6)	Includes 263,331 shares issuable upon exercise of options, which options are exercisable within 60 days of March 11, 2005.
(7)	Dr. Sharoky, a director of Insmed, currently has the right to purchase 62,500 shares upon exercise of options. The number of shares listed opposite Dr. Sharoky’s name includes 210 shares which are owned by his minor son 620 shares which are owned by his minor daughter and 3,600 shares which are owned by his spouse.
(8)	Includes 313,331 shares issuable upon exercise of options, which options are exercisable within 60 days of March 11, 2005.
(9)	Includes 132,082 shares issuable on exercise of options, which options are exercisable within 60 days of March 11, 2005.
(10)	Dr. Whitcomb, a director of Insmed, currently has the right to purchase 62,500 shares upon exercise of options. The number of shares listed opposite Dr. Whitcomb’s name includes 21,000 shares that are owned by the Randall W. Whitcomb Living Trust. Dr. Whitcomb and his spouse, Rita K. Whitcomb, are trustees of the Randall W. Whitcomb Living Trust.
(11)	Includes 37,500 shares issuable on exercise of options, which options are exercisable within 60 days of March 11, 2005.
(12)	Represents the sum of the shares beneficially owned by all directors, nominees and executive officers named in the table above.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table. The following table sets forth information for the fiscal years ended December 31, 2004, 2003 and 2002, respectively, with respect to certain compensation paid by us to our “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K. Other than the executive officers listed below, none of our current executive officers received total cash compensation from us in excess of $100,000 for any of the fiscal years ended December 31, 2004, 2003 and 2002.

		Annual Compensation ($)(1)				Long Term Compensation (1)	Long Term Incentive Plan Payout ($)	All Other Compensation ($)(5)
Name and Principal Position	Fiscal Year	Salary (2)	Bonus (3)	Other Annual Compensation (4)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs(#)
Geoffrey Allan, Ph.D. Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	395,200 395,200 395,200	98,800 197,600 —	21,717 18,941 15,432	— — —	— 150,000 300,000	— — —	2,075 2,075 1,353

Ronald D. Gunn, M.B.A., M.S. (6) Executive Vice President and Chief Operating Officer	2004 2003 2002	261,875 190,900 176,800	65,469 57,270 —	— 203 —	— — —	— 100,000 —	— — —	597 438 370

Andreas Sommer, Ph.D. (7) Chief Scientific Officer	2004 2003 2002	260,000 260,000 260,000	39,000 26,000 —	5,057 4,165 5,471	— —	— 100,000	— —	2,170 2,170

Kevin P. Tully, C.G.A. (8) Treasurer, Controller and Principal Financial Officer	2004 2003 2002	176,800 176,800 164,642	44,200 35,360 —	— 203 —	— — —	— 100,000 100,000	— — —	851 851 555

Philip J. Young (9) Chief Business Officer and Executive Vice President, Commercial Operations	2004	173,295	43,324	239,063	—	250,000	—	548

(1)	Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.
(2)	Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Insmed’s 401(k) plan.
(3)	Amounts in this column reflect the aggregate annual bonuses that were earned for such fiscal year.
(4)	Dr. Allan’s other annual compensation for the periods indicated reflects the personal use of a vehicle provided by Insmed and, for 2003, includes $203 given to all employees by the Company as a holiday gift. Dr. Sommer’s other annual compensation for the periods indicated includes compensation related to the cost of a medical reimbursement program provided by Insmed and, for 2003, includes $203 given to all employees by the Company as a holiday gift. Mr. Gunn’s and Mr. Tully’s other annual compensation for 2003 relates to a holiday gift given to all employees by the Company. Mr. Young’s other annual compensation related to relocation expenses paid by Insmed on his behalf.
(5)	Dr. Allan’s, Mr. Gunn’s, Dr. Sommer’s, Mr. Tully’s and Mr. Young’s other compensation for 2002, 2003 and 2004 relates to life insurance premiums for coverage in excess of $50,000.
(6)	Mr. Gunn was named Executive Vice President and Chief Operating Officer effective February 1, 2004.
(7)	Dr. Sommer joined Insmed on August 1, 2000. He was named an executive officer effective March 4, 2004.
(8)	Mr. Tully was named an executive officer effective January 30, 2002.
(9)	Mr. Young joined Insmed on April 7, 2004 and was named an executive officer on May 5, 2004.

DIRECTOR COMPENSATION

Our non-employee directors receive an annual director’s fee of $15,000 plus $2,000 and reimbursement of expenses for each meeting of the Board attended in person, $1,000 for each Compensation and Nominations and Governance Committee meeting attended in person, $1,500 for each Audit Committee attended in person and $500 for each meeting attended telephonically. In addition, each non-employee director receives an option to purchase 25,000 shares of Insmed Common Stock upon initial election to the Board and options to purchase 17,500 shares of Insmed Common Stock annually, which options vest one year from the date of grant if the director attends at least 75% of the Board meetings in the preceding fiscal year. Directors who are officers or employees of Insmed do not receive any additional compensation for their services as directors.

CHANGE IN CONTROL ARRANGEMENTS

We have entered into Change in Control Agreements with Dr. Allan, Mr. Gunn, Dr. Sommer, Mr. Tully and Mr. Young, which entitled those executive officers to receive additional benefits in the event of their termination following a change in control of Insmed. We believe that the existence of these potential benefits will benefit Insmed by discouraging turnover and causing such executives to be more able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on his job security.

For purposes of these agreements, the term “change in control” generally includes:

(a)	the acquisition by another person of beneficial ownership of 40% or more of Insmed Common Stock;

(b)	a proxy contest that results in the replacement of 50% or more of the members of Insmed’s Board;

(c)	a merger after which Insmed’s stockholders own less than 60% of the surviving corporation’s stock; or

(d)	approval by Insmed’s stockholders of a complete liquidation or dissolution of Insmed.

If, during the one-year period following a change in control, Insmed or its successor terminates the executive’s employment other than for “cause” or the executive voluntarily terminates employment for after the executive’s compensation or duties are changed in any material respect from what they were immediately prior to the change in control, the executive shall receive a lump-sum cash payment equal to the sum of the executive’s highest annual salary rate while an employee of Insmed plus a prorated maximum potential bonus. All stock options then held by the executive remain exercisable for the term of the option period set forth in his option agreement(s) and any restricted stock held by the executive remains subject to the restrictions set forth in his restricted stock agreement. In addition, Insmed shall continue to provide to the executive health, dental, long-term disability, life insurance, continuation of D&O insurance, and the other fringe benefits that the executive received prior to termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee during the fiscal year ended December 31, 2004: Dr. Sharoky (Chairman), Mr. Condon and Dr. Engelsen. Neither Dr. Sharoky, Mr. Condon nor Dr. Engelsen is or has ever been an officer or employee of Insmed or any of our subsidiaries.

COMPENSATION COMMITTEE REPORT

This report of the Compensation Committee (the “Committee”) of the Board describes the objectives of Insmed’s executive compensation program, the various components of the program, and explains the basis on which compensation determinations for the fiscal year ended December 31, 2004 were made by the Committee.

Overall Objectives of Executive Compensation Programs

The Committee’s guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

•	provide a competitive total compensation opportunity that will enable Insmed to attract, retain and motivate highly qualified executives;

•	align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to Insmed’s performance, which is defined in terms of milestones associated with achieving long-term profitability and creating shareholder value; and

•	provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

Compensation Program Components

The Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual bonuses and stock options, with each component geared to the median of the market for all positions in the aggregate. Individuals may be compensated above or below the median of the marketplace based on Insmed’s performance and on considerations of individual performance and experience. The Committee considers all elements of the program when setting compensation levels.

The Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board for both annual and long-term compensation.

The Committee utilizes compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than Insmed. Some surveys are limited to companies in the biotechnology business. The Committee also utilizes executive compensation information compiled from the proxy statements of other biotechnology companies. References to the “market” in this report refer to these survey and proxy data.

Base Salaries

Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer’s performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer’s overall span of responsibility and control. Total compensation for Insmed’s officers is believed to be generally in line with the median of the market as described above.

Annual Bonuses

The Committee reviews annual bonuses in conjunction with senior management. The compensation committee has the authority to grant annual bonuses of up to 50% of the CEO’s annual salary and up to 35% of individual officers annual salaries. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. For the fiscal year ended December 31, 2004, annual bonuses of 15% to 25% were awarded to officers based on the attainment by individuals of specific objectives necessary for Insmed to achieve its business plan.

Stock Options and Restricted Awards

The Committee believes strongly that equity based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for Insmed’s long-term results. Stock options that are tied to corporate performance provide an effective means of delivering incentive compensation and also foster stock ownership on the part of management.

The Stock Incentive Plan:

•	authorizes the granting of stock options, SARs, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a Stock Incentive Plan participant.

In the fiscal year ended December 31, 2004, incentive awards of stock options and performance shares were made in accordance with the performance-based focus of the Stock Incentive Plan.

Discussion of 2004 Compensation for the Chief Executive Officer

Dr. Geoffrey Allan’s base salary as Chief Executive Officer was not increased in the fiscal year ended December 31, 2004, and remained at $395,200, the same level as fiscal years ended December 31, 2003 and 2002. The Committee intends base salary to provide Dr. Allan with a level of stability and certainty each year and intends that this particular component of compensation not be affected to any significant degree by company performance factors. The committee awarded Dr. Allan a bonus for 2004 of $98,800 in recognition of the leadership that Dr. Allan has shown in managing the business of the company, raising equity and focusing on maximizing long-term value for our shareholders.

Deductibility of Compensation

The Committee has carefully considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to our executive officers. The Committee believes it is in Insmed’s best interests and that of its shareholders to comply with the requirements of Section 162(m), but the Committee intends to preserve the flexibility to reward executives consistent with Insmed’s pay philosophy for each compensation element. The Committee intends that grants of options, awards of performance shares, restricted stock and other incentive awards under the Stock Incentive Plan comply with the requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Melvin Sharoky, M.D., Chairman

Kenneth G. Condon, C.P.A., C.F.P., M.B.A.

Steinar Engelsen, M.D.

March 11, 2005

PERFORMANCE GRAPH

The following graph compares cumulative returns for Insmed, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index since June 1, 2000, the day Insmed Common Stock began trading publicly. The comparison assumes $100 was invested on June 1, 2000 and dividends were reinvested.

Date	Insmed	NASDAQ Market Index	NASDAQ Pharmaceutical Index
June 1, 2000	$100.00	$100.00	$100.00
December 29, 2000	21.02	72.57	113.65
June 29, 2001	54.48	64.13	105.34
December 31, 2001	23.15	58.05	96.52
June 28, 2002	8.48	44.13	60.03
December 31, 2002	2.72	40.42	59.36
June 30, 2003	16.30	49.20	83.53
December 31, 2003	18.00	60.89	89.52
June 30, 2004	13.58	62.55	107.27
December 31, 2004	13.33	66.74	111.77

PROPOSAL NO. 2

DESIGNATION OF AUDITORS

The Audit Committee has designated Ernst & Young LLP, certified public accountants, as our independent auditors for the fiscal year ending December 31, 2005, subject to shareholder ratification. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

Ernst & Young LLP’s principal function is to audit the consolidated financial statements of Insmed and our subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young LLP, as well as information relating to the Audit Committee’s pre-approval policies and procedures, are detailed in the Audit Committee Report, which is included in this Proxy Statement.

Vote Not Required for Approval

Shareholder ratification of our independent auditors is not required under Virginia law, under our Articles of Incorporation, as amended, or our Amended and Restated Bylaws. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent auditors.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DESIGNATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF 2000 STOCK INCENTIVE PLAN

The Board has adopted, and is seeking shareholder approval of, an amendment and restatement of our 2000 Stock Incentive Plan (the “2000 Plan”). We refer to the recently amended and restated plan as the “Amended and Restated Plan.” The material differences between the 2000 Plan and the Amended and Restated Plan are:

•	The maximum number of shares of Insmed Common Stock reserved and available for issuance is being increased by 3,000,000 shares to a total of 9,250,000 shares under the Amended and Restated Plan;

•	The Amended and Restated Plan eliminates the “evergreen” provision that was available under the 2000 Plan;

•	The Amended and Restated Plan clarifies the methodology for share counting;

•	The Amended and Restated Plan requires that any material amendment (other than an amendment that curtails the scope of the Amended and Restated Plan) be subject to approval by the Company’s shareholders;

•	The Amended and Restated Plan extends the term of the plan for an additional ten years;

•	The Amended and Restated Plan clarifies the treatment of stock options in the event of a change in control;

•	The Amended and Restated Plan specifies the tax withholding procedures under the plan; and

•	The Amended and Restated Plan has been revised to incorporate new tax and securities law regulations and guidance.

The Amended and Restated Plan may be administered by the Board, the Compensation Committee or a similar committee of not fewer than two non-employee directors who are independent (the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on Insmed Common Stock. Awards under the Amended and Restated Plan include stock options (both incentive options and non-qualified options), performance shares and other stock awards. Each of these awards is described in greater detail below.

Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Insmed Common Stock that currently can be issued under the 2000 Plan is 5,500,000 shares plus an increased number of shares equal to 1.0% of the number of outstanding shares each year, subject to a maximum limit of a total of 6,250,000 shares. If approved by shareholders, the total number of shares that could be issued under the Amended and Restated Plan would be increased from a total of 6,250,000 shares to 9,250,000 shares. Based solely on the closing price of Insmed Common Stock as reported by the NASDAQ National Market on April 4, 2005, the maximum aggregate market value of additional Insmed Common Stock that could potentially be issued under the Amended and Restated Plan is $2,460,000. The shares issued by the Company under the Amended and Restated Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that shares subject to an outstanding award under the Amended and Restated Plan are not issued or delivered by reason of the expiration, termination, cancellation, or forfeiture of such award or by reason of the delivery of shares to pay all or a portion of the exercise price of an award, if any, or the delivery of shares to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares shall again be available under the Amended and Restated Plan.

To ensure that certain awards granted under the Amended and Restated Plan, to the top five named executive officers of the Company, qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended and Restated Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: fair market value, Insmed Common Stock price appreciation, gross revenues, operating profit, net earnings before or after taxes, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, cash flow per share, book value per share, market share, economic value added, market value added, productivity, level of expenses, new product development, peer group comparisons of any of the foregoing, or other measures as the Administrator may select. To satisfy the requirements of Section 162(m) of the Code, stock options with respect to no more than 750,000 shares of Insmed Common Stock and performance shares and stock awards with respect to no more than 125,000 shares of Insmed Common Stock respectively (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period.

Vote Required For Approval

The Amended and Restated Plan will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of common stock represented and entitled to vote at the 2005 Annual Meeting provided that a quorum is present.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK INCENTIVE PLAN. The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by recruiting and retaining individuals with ability and initiative by enabling such individuals to share in the interest of the Company and its shareholders. The Board believes that the remaining number of shares available for issuance under the 2000 Plan (738,174 as of March 31, 2005) is not sufficient for future granting needs. The amendment to increase the number of shares is necessary to provide for an adequate number of shares available for grant in the future. The other amendments included in the Amended and Restated Plan are necessary to enable the Company to fully comply with new laws and regulations. Accordingly, the Board has voted, subject to shareholder approval, to adopt the Amended and Restated Plan and recommends shareholders vote “for” the approval thereof.

Summary of the Amended and Restated Plan

The following description of certain features of the Amended and Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated Plan that is attached hereto as Exhibit A.

Plan Administration. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated Plan. The Administrator may delegate to one or more officers of the Company the authority to grant certain awards to employees who are not executives officers of the Company.

Eligibility and Limitations on Grants. Persons eligible to participate in the Amended and Restated Plan will be those employees, non-employee directors and other service providers of the Company and its affiliates as selected from time to time by the Administrator. Approximately 82 individuals are currently eligible to participate in the Amended and Restated Plan.

Stock Options. The Amended and Restated Plan permits the granting of (i) options to purchase Insmed Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Options granted under the Amended and Restated Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Code, or (iii) otherwise so provide. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and service providers. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of Insmed Common Stock on the date of grant.

The term of each option will be fixed by the Administrator and generally may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Amended and Restated Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.

Upon exercise of options, the option exercise price must be paid in full either in cash or a cash equivalent acceptable to the Administrator or by delivery of shares of Insmed Common Stock. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Performance Share Awards. The Administrator may grant performance share awards to participants entitling the recipient to receive shares of Insmed Common Stock or, in the Administrator’s discretion, an equivalent cash payment or a combination of both shares and cash, upon the achievement of individual or Company performance goals (as summarized in the Proposal section above) and such other conditions as the Administrator shall determine.

Stock Awards. The Administrator may grant awards of Insmed Common Stock to participants, subject to conditions determined by the Administrator, which condition may include the achievement of individual or Company performance goals (as summarized in the Proposal section above). Each stock award will specify a number of shares of Insmed Common Stock that may be awarded to the participant determined by the Administrator upon satisfaction of certain specified conditions.

Tax Withholding. Participants in the Amended and Restated Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares of Insmed Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of Insmed Common Stock having a value equal to the amount of such taxes.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended and Restated Plan authorizes the Administrator to make appropriate adjustments to outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, consolidation, sale of the Company or similar event, the Administrator will make appropriate adjustments in the limits specified in the Amended and Restated Plan and to outstanding awards. The Administrator may also adjust outstanding awards to take into consideration certain other material changes if the Administrator determines that such adjustments are appropriate.

Change in Control Provisions. The Amended and Restated Plan provides that in the event of an acquisition (as defined in the Amended and Restated Plan) in which the Company’s shareholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options equal to the difference between the per share cash consideration and the exercise price of the options. The Administrator has the discretion to determine the treatment of other awards under the Plan, including whether options and other awards will become exercisable and/or vested, in the event of a change in control of the Company.

Amendments and Termination. The Board may at any time amend or discontinue the Amended and Restated Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Amended and Restated Plan, including any amendments that increase the number of shares reserved for issuance under the Amended and Restated Plan, expand the types of awards available, permit stock option repricing under, materially expand the eligibility to participate in, or materially extend the term of, the Amended and Restated Plan, will be subject to approval by shareholders. Amendments shall also be subject to approval by the Company’s shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Amended and Restated Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Amended and Restated Plan

The 2000 Plan first became effective in 2000. The Board adopted the Amended and Restated Plan on March 30, 2005. Awards of incentive options may be granted under the Amended and Restated Plan until March 30, 2015. No other awards may be granted under the Amended and Restated Plan after the date that is 10 years from the date of shareholder approval.

New Plan Benefits

No grants have been made with respect to the additional shares of Insmed Common Stock to be reserved for issuance under the Amended and Restated Plan. The number of shares that may be granted to the Company’s chief executive officer, executive officers, non-employee directors and non-executive officers under the Amended and Restated Plan is undeterminable at this time, as such grants are subject to the discretion of the Administrator.

Option Grants in Fiscal Year Ended December 31, 2004

The following tables show the stock options granted to the Company’s chief executive officer, each executive officer, each non-employee director and all other employees (other than executive officers) during the fiscal year ended December 31, 2004. The Company did not grant any stock appreciation rights (“SARs”) during the fiscal year ended December 31, 2004.

	INDIVIDUAL GRANTS					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
Name	Number of Securities Underlying Options Granted (#)		Name	Number of Securities Underlying Options Granted (#)	Name	Number of Securities Underlying Options Granted (#)	Name
Geoffrey Allan, Ph.D.	—		—	—	—	—	—
Ronald D. Gunn, M.B.A., M.S.	—		—	—	—	—	—
Andreas Sommer, Ph.D.	—		—	—	—	—	—
Kevin P. Tully, C.G.A.	—		—	—	—	—	—
Philip J. Young	150,000	(1)	15.4%	3.00	4/7/2010	153,043	347,202
	100,000	(2)	10.2%	1.30	8/10/2013	71,673	176,533

(1)	Options vest and become exercisable in equal annual increments over a four year period.
(2)	These shares will vest in 25,000 shares increments upon attaining certain milestones established by the Company relating to the commercialization of one of our principal drug products, SomatoKine®, provided that these milestone-based options will vest on August 10, 2011 (seven years from Date of Grant), if not sooner vested.

Name	Number of Securities Underlying Options Granted (#)	Exercise or Base Price($/sh.)
All executive officers	380,000	2.22
All non-employee directors	87,500	2.70
All employees (excluding Executive Officers)	438,500	1.94

Aggregated Option Exercises in Fiscal Year Ended December 31, 2004 and Fiscal Year-End Option Values

The following table shows the stock options exercised by the named executive officers during the fiscal year ended December 31, 2004 and the number and value of all unexercised options held by the named executive officers at December 31, 2004.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Geoffrey Allan, Ph.D.	—	—	601,554	435,947	145,005	109,845
Ronald D. Gunn, M.B.A., M.S.	—	—	198,425	206,251	59,874	73,230
Andreas Sommer, Ph.D.	—	—	248,749	193,751	21,770	73,230
Kevin P. Tully, CGA	—	—	113,749	116,251	61,403	91,597
Philip J. Young	—	—	—	250,000	—	90,000

Equity Compensation Plan Information

The following table presents information as of December 31, 2004, with respect to compensation plans under which shares of Insmed Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Shareholders:
2000 Stock Incentive Plan	4,864,425	$3.70	777,740	(2)
Equity Compensation Plans Not Approved by Shareholders (3):
None	—	—	—

Total:	4,864,425	$3.70	777,740	(2)

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	The 2000 Stock Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock and performance units. If and to the extent that stock options or stock appreciation rights granted under the 2000 Stock Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of common stock underlying such grants are again available for purposes of the 2000 Stock Incentive Plan.
(3)	The Company does not have any equity compensation plans that have not been approved by its shareholders.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the Amended and Restated Plan. It does not describe all federal tax consequences under the Amended and Restated Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Insmed Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive option.

If shares of Insmed Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Insmed Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Insmed Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Insmed Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. With respect to non-qualified options under the Amended and Restated Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Insmed Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Insmed Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Insmed Common Stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the Amended and Restated Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

PROPOSAL NO. 4

AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN

The Board has adopted, and is seeking shareholder approval of, an amendment to our 2000 Employee Stock Purchase Plan (“Stock Purchase Plan”) that would increase the number of shares of Insmed Common Stock reserved and available for issuance under the Stock Purchase Plan by 250,000 shares to a total of 500,000 shares and would also extend the term of the Stock Purchase Plan for an additional ten years. The Board believes that the number of shares currently remaining available for issuance under the Stock Purchase Plan (102,009 shares) is not sufficient for future granting needs and therefore requests shareholder approval on this amendment.

Under the Stock Purchase Plan, eligible employees may authorize the Company to deduct amounts from their compensation, which amounts are used to enable the employees to exercise options to purchase shares of Insmed Common Stock. The purpose of the Stock Purchase Plan is to attract individuals with ability and initiative by enabling such individuals to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders. The Stock Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

The additional shares that are proposed to be reserved under the Stock Purchase Plan have an aggregate value of $205,000 based on the, April 4, 2005 closing price of Insmed Common Stock as reported on the NASDAQ National Market of $0.82 per share.

Vote Required For Approval

The amendment to the Stock Purchase Plan will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of common stock represented and entitled to vote at the 2005 Annual Meeting provided that a quorum is present.

Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

Summary of the Stock Purchase Plan

The following description of material terms of the Stock Purchase Plan is intended to be a summary only. This summary is qualified in its entirety by the Stock Purchase Plan and the full text of the amendment that is attached hereto as Exhibit B.

The Stock Purchase Plan is administered by the Compensation Committee. The Stock Purchase Plan provides that all employees of the Company and certain of its subsidiaries whose customary employment is for more than 20 hours per week are eligible to participate in the Stock Purchase Plan, provided, however, that persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the Company’s voting stock are excluded from participation. The number of employees potentially eligible to participate in the Stock Purchase Plan is currently approximately 77 persons.

The Stock Purchase Plan provides for two “purchase periods” each year, the first commencing on January 2 of each year and continuing through June 30 of such year, and the second commencing on July 1 of each year and continuing through December 31 of such year. Eligible employees may elect to become participants in the Stock Purchase Plan by enrolling prior to December 15th for the first purchase period or June 15th for the second purchase period. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 15% of each participant’s compensation. The maximum number of shares of Insmed Common Stock that can be purchased under the Stock Purchase Plan during any six-month purchase period is that number having a fair market value of $12,500 on the first day of the purchase period pursuant to which the shares are purchased. Subject to such maximum limit, the number of shares to be purchased is determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of Insmed Common Stock as of either the first or last day of the purchase period.

An option granted under the Stock Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in an offering at any time until 30 days before the end of an offering period, and participation automatically ceases upon termination of employment with the Company.

The number of shares that are reserved for issuance under the Stock Purchase Plan is subject to adjustment for stock splits and similar events. The proceeds received by the Company under the Stock Purchase Plan will be used for the general purposes of the Company. Shares issued under the Stock Purchase Plan may be authorized but unissued shares or shares reacquired by the Company and held in its treasury.

The Stock Purchase Plan was originally effective as of April 5, 2000 for a term of ten years. If the proposed amendment is approved, the Stock Purchase Plan will remain in effect until March 30, 2015, unless it is earlier suspended or discontinued by the Board. The Board may at any time amend, revise or terminate the Stock Purchase Plan for any purposes. Certain amendments, such as amendments increasing the number of shares of common stock available under the Stock Purchase Plan, will not be effective until approved by shareholders. In addition, no amendment of the Stock Purchase Plan may adversely affect the rights of any option holder without such holder’s consent.

Federal Income Tax Considerations under the Stock Purchase Plan

The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the Stock Purchase Plan or when purchasing the shares of common stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

If shares acquired under the Stock Purchase Plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to the Company.

If shares acquired under the Stock Purchase Plan are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

Stock Purchase Plan Benefits

Since participation in the Stock Purchase Plan is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Purchase Plan as amended by the amendment are not determinable.

PROPOSALS FOR 2006 ANNUAL MEETING

The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2006 Annual Meeting of Shareholders to present the proposal to Insmed at our principal office in Glen Allen, Virginia, no later than December 9, 2005 or, if the date of the 2006 Annual Meeting is more than 30 days from May 11, 2006 (the anniversary of this year’s annual meeting), then the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2006 Annual Meeting. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

In addition to the requirements a shareholder must meet to have a proposal included in our proxy statement, our Bylaws contain certain requirements that a shareholder must meet to nominate one or more persons for election as directors at an annual meeting or to make any other proposal to be acted upon at an annual meeting.

Article I, Section 10 of our Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at an annual meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary not later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting. Because this proxy statement was first mailed to our shareholders on April 8, 2005, our Corporate Secretary must receive written notice of a shareholder’s intent to make such nomination or nominations at the 2005 Annual Meeting of Shareholders not later than the close of business on December 9, 2005 and not earlier than the close of business on November 9, 2005. Each such notice must set forth:

•	the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,

•	the class and number of shares of Insmed that are owned by the shareholder and any other person on whose behalf the nomination is being made,

•	a representation that the shareholder is a holder of record of shares of Insmed entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and

•	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board, and shall include a consent signed by each such nominee to being named in the Proxy Statement as a nominee and to serve as a director of Insmed if so elected.

Article I, Section 9 of our Bylaws requires any shareholder wishing to make any other proposal to be acted on at an annual meeting to give written notice, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary no later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting. Because this proxy statement was first mailed to our shareholders on April 8, 2005, our Corporate Secretary must receive written notice of a shareholder’s proposal to be acted upon at the 2006 Annual Meeting of Shareholders not later than the close of business on December 9, 2005 and not earlier than the close of business on November 9, 2005. Each such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, and the reasons for conducting such business at the annual meeting,

•	the name and address of record of the shareholder proposing such business and any other person on whose behalf the proposal is being made,

•	the class and number of shares of Insmed that are beneficially owned by the shareholder and any other person on whose behalf the proposal is made,

•	a representation that the shareholder is a holder of record of shares of Insmed entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business, and

•	any material interest of the shareholder and any other person on whose behalf the proposal is made, in such business.

If a shareholder wishes to make a proposal to be acted upon at the 2006 Annual Meeting of Shareholders that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by Insmed no later than December 9, 2005 or, if the date of the 2006 Annual Meeting is more than 30 days from May 11, 2006 (the anniversary of this year’s annual meeting), then the deadline is a reasonable time before we begin to mail our proxy materials for the 2006 Annual Meeting.

Our Bylaws are available on our website at www.insmed.com. We will furnish a copy of our Bylaws without charge to any shareholder desiring a copy upon written request to Mr. W. McIlwaine Thompson, Corporate Secretary, Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060. We filed a copy of our Bylaws as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is available at the Securities and Exchange Commission’s website (www.sec.gov).

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom this Proxy Statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedules. Requests should be directed to Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060, Attention: Corporate Secretary. A list of exhibits to the Form 10-K, showing the cost of each, will be delivered with the copy of the Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list.

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr., Corporate Secretary

Exhibit A

INSMED INCORPORATED

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

(i)

(ii)

INSMED INCORPORATED

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01. Acquiring Person

Acquiring Person means a Person who, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02. Administrator

Administrator means the Board, the Committee, or any delegate of the Committee that is appointed in accordance with Article III.

1.03. Affiliate

Affiliate means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan.

1.04. Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares or an Option granted to such Participant.

1.05. Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06. Board

Board means the Board of Directors of the Company.

1.07. Change in Control

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company’s total assets on a consolidated basis, as last reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; or (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement).

1.08. Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09. Committee

Committee means the Compensation Committee of the Board or, if the Compensation Committee is not composed solely of two or more persons who satisfy the “non-employee director” and “outside director” requirements of Rule 16b-3 and Section 162(m) of the Code, respectively, Committee means such other committee of the Board composed solely of two or more individuals who satisfy such criteria.

1.10. Common Stock

Common Stock means the common stock of the Company.

1.11. Company

Company means Insmed Incorporated.

1.12. Continuing Director

Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board immediately following the closing of the transactions contemplated by the Form S-4 filed by the Company with the Securities and Exchange Commission in 2000, or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13. Control Affiliate

Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.14. Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.15. Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the primary exchange on which shares of Common Stock are listed. If, on any given date, no share of Common Stock is traded on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.16. Option

Option means a stock option granted under this Plan that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. Where capitalized, the word

“Option” is not intended to include any option granted by an Affiliate as to which the Company has assumed the Affiliate’s obligation to deliver Common Stock.

1.17. Participant

Participant means an employee of the Company or an Affiliate, a member of the Board (whether or not such Board member is employed by the Company or an Affiliate), or any non-employee advisor or service provider of the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Administrator to receive, a Stock Award, an Option, a Performance Share, or a combination thereof.

1.18. Performance Shares

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.19. Person

Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.20. Plan

Plan means the Insmed Incorporated 2000 Stock Incentive Plan, as amended by action of the Board on January 30, 2002, and approved by the shareholders of the Company at its annual meeting on May 1, 2002, and as amended and restated by action of the Board on March 30, 2005, and approved by the shareholders of the Company at its annual meeting on May 11, 2005.

1.21. Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.22. Rule 16b-3

Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

1.23. Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals or entities with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of Stock Awards and Performance Shares, and to permit issuance of shares of Common Stock on exercise of options granted by an Affiliate if the Company has assumed the obligations of the Affiliate under those options, all in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, and Options upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award or an award of Performance Shares. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable, or the time at which an award of Performance Shares may be settled, including without limitation, providing for any of the foregoing upon a Change in Control, or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate, any member of the Board (whether or not such Board member is employed by the Company or an Affiliate), and any other Person who provides services to the Company or an Affiliate is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such Person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01. Common Stock Issued

Upon the award of Common Stock pursuant to a Stock Award or in settlement of a Performance Share award, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or an option granted by an Affiliate of the Company if the Company has assumed the obligations of the Affiliate under those options, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 9,250,000, which number represents an increase of 3,000,000 shares of Common Stock over the previously reserved and available number of shares (6,250,000). No more than 9,250,000 shares of Common Stock may be issued in the form of Options that are intended to qualify as incentive stock options. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article IX.

5.03. Reallocation of Shares

If an Option or an option granted by an Affiliate as to which the Company has assumed the Affiliate’s obligation to deliver Common Stock is terminated, in whole or in part, for any reason other than its exercise the number of shares allocated to the Option, option, or portion thereof may be reallocated to other Options, Performance Shares, and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, Performance Shares, and Stock Awards to be granted under this Plan. In addition, the shares of Common Stock underlying any Option, Performance Share or Stock Award that are held back upon exercise of an Option or settlement of a Performance Share or Stock Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting or satisfied without the issuance of Common Stock shall be added back to the shares of Common Stock available for issuance under the Plan.

ARTICLE VI

OPTIONS

6.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 750,000 shares of Common Stock.

6.02. Option Price

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s immediate “family members,” trusts for the benefit of such persons, or to a partnership in which those persons are the only partners. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. For purposes hereof, “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

6.06. Status as Employee or Service Provider

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.08. Payment

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash (including cash paid by a broker pursuant to a Participant’s instructions to sell shares subject to the Option and deliver the exercise price), a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10. Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

PERFORMANCE SHARE AWARDS

7.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 125,000 shares of Common Stock.

7.02. Earning the Award

The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction by the Company, an Affiliate or the Participant of performance objectives and such other criteria as may be prescribed by the Administrator for the performance measurement period. The performance objectives may be based on Fair Market Value, Common Stock price appreciation, gross revenues, operating profit, or net earnings before or after taxes, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, cash flow per share, book value per share, market share, economic value added, market value added, productivity, level of expenses, new product development, peer group comparisons of any of the foregoing, or other measures as the Administrator may select. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

7.03. Payment

In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof.

7.04. Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until (and then only to the extent that) the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.05.

7.05. Nontransferability

Except as provided in Section 7.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.06. Status as Employee or Service Provider

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE VIII

STOCK AWARDS

8.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 125,000 shares.

8.02. Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03. Performance Objectives

In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Participant’s continued employment or service with the Company or an Affiliate for a specified period, or the Company’s, an Affiliate’s, or the Participant’s achievement of performance related objectives such as those measured by Fair Market Value, Common Stock stock price appreciation, gross, operating, or net earnings before or after taxes, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, cash flow per share, book value per share, market share, economic value added, market value added, productivity, level of expenses, new product development, peer group comparisons of any of the foregoing, or other measures the Administrator may select. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Status as Employee or Service Provider

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05. Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, Performance Shares, and Stock Awards may be granted pursuant to this Plan; the terms of outstanding Stock Awards, Options, and Performance Shares; and the per individual limitations on the number of shares of Common Stock for which Options, Performance Shares, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or, (ii) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, Performance Shares, and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, Performance Shares, and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, or Performance Shares.

The Board or Committee may make Stock Awards and may grant Options and Performance Shares in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee or service provider of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan, the terms of such substituted Stock Awards, Options or Performance Shares shall be as the Board or Committee, in its discretion, determines is appropriate. Any substituted Stock Awards, Options or Performance Shares granted under the Plan shall not count against the share limitation set forth in Section 5.02.

ARTICLE X

COMPLIANCE WITH LAW AND APPROVAL OF

REGULATORY BODIES

No Option shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, Performance Share is settled or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XI

MERGERS AND OTHER TRANSACTIONS

Upon the consummation of an Acquisition, the Board may, on the same basis or on different basis as the Board shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated.

For purposes hereof, an “Acquisition” means (i) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than a spin-off or similar transaction); or (iii) any other acquisition of the business of the Company, as determined by the Board.

ARTICLE XII

ADDITIONAL CONDITIONS APPLICABLE TO

NONQUALIFIED DEFERRED COMPENSATION

UNDER SECTION 409A OF THE CODE

In the event any Stock Option or Stock Award under the Plan is granted with an exercise price of less than 100% of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other award granted under the Plan is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

12.01 Exercise and Distribution

Except as provided in Section 12.02 hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of ten years from the date such Award was granted.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A of the Code (“Section 409A”)) by the 409A Award recipient; provided however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award recipient.

(iv) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 12.03(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 12.03(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 12.03(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

12.02 No Acceleration

A 409A Award may not be accelerated or exercised prior to the time specified in Section 12.01 hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

12.03 Definitions

Solely for purposes of this Article 12 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in IRS Notice 2005-1, Q&A-11, Q&A-12, Q&A-13 and Q&A-14).

(ii) “Disabled” means a grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

ARTICLE XIII

GENERAL PROVISIONS

13.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02. Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04. Tax Withholding

Each Participant shall, no later than the date as of which the value of an Option, Performance Share or Stock Award or any shares of Common Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

Subject to approval by the Administrator, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Option, Performance Share or Stock Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; however, any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) permit repricing of outstanding Options or reduce the price at which shares or Options may be offered under the Plan, or (iii) expand the type of awards available under, materially expand the eligibility to participate in, or materially extend the term of the Plan, shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under certain awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. The Administrator may, at any time, amend or cancel any outstanding award granted under the Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Option, or Performance Share outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

No Stock Award, Option or Performance Share may be granted under this Plan after May 11, 2015. No Option that is intended to qualify as an incentive stock option may be granted under this Plan after March 30, 2015. Stock Awards, Options and Performance Shares granted before such dates shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Options, Stock Awards and Performance Shares may be granted under this Plan upon its adoption by the Board; provided that, unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by the written unanimous consent of the shareholders within twelve months before or after this Plan is adopted by the Board, no Option shall be exercisable, no Performance Share shall be settled, and no Stock Award shall be effective.

As Amended by the Board of Directors on January 30, 2002 and approved by the Shareholders on May 1, 2002.

Amendments inserted by W. M. Thompson on 5/6/2002.

Amended and Restated by the Board of Directors on March 30, 2005 and approved by the Shareholders on May 11, 2005.

Exhibit B

SECOND AMENDMENT TO

INSMED INCORPORATED

EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the powers reserved to it in Article XIII of the Insmed Incorporated Employee Stock Purchase Plan, as amended (the “Plan”), the Board of Directors of Insmed Incorporated hereby amends the Plan, subject to stockholder approval, effective as of March 30, 2005, as follows:

1. Section 9.02.00 of Article IX of the Plan is amended by deleting the first sentence thereof and replacing it with the following:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 500,000, which number represents an increase of 250,000 shares of Common Stock over the previously reserved and available number of shares (250,000).”

2. Article XIV of the Plan is amended by deleting the first sentence thereof and replacing it with the following:

“No Option may be granted under this Plan after May 11, 2015.”

3. Except as so amended, the Plan in all other respects is hereby confirmed.

IN WITNESS WHEREOF, the Board has caused this Second Amendment to the Plan to be duly executed on this 30th day of March, 2005.

INSMED INCORPORATED

By:

Name:  W. McIlwaine Thompson, Jr.

Title:  Corporate Secretary

B-1

NOTICE

and

PROXY STATEMENT

for

ANNUAL MEETING

of

SHAREHOLDERS

MAY 11, 2005

4851 LAKE BROOK DRIVE

GLEN ALLEN, VIRGINIA 23060

—FOLD AND DETACH HERE—

INSMED INCORPORATED

Glen Allen, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 11, 2005

The undersigned hereby appoints Geoffrey Allan, Ph.D. and W. McIlwaine Thompson, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 11, 2005, and at any and all adjournments or postponements thereof. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted “for” Proposals 1, 2, 3 and 4.

1. Election of Graham K. Crooke, MB.BS as director:

      ☐ FOR                                          ☐ WITHHOLD

2. Ratification of the selection of Ernst & Young LLP as the independent auditors for Insmed for the fiscal year ending December 31, 2005:

      ☐ FOR                                          ☐ AGAINST                                          ☐ ABSTAIN

3. Amendment and Restatement of 2000 Stock Incentive Plan:

      ☐ FOR                                          ☐ AGAINST                                          ☐ ABSTAIN

4. Amendment of 2000 Employee Stock Purchase Plan:

      ☐ FOR                                          ☐ AGAINST                                          ☐ ABSTAIN

(Please date and sign on the reverse side)

—FOLD AND DETACH HERE—

Dated:                                                                                  , 2005

Print Name:

Signature:

Please print and sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.